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                                                                     EXHIBIT 3.6

                             CERTIFICATE OF TRUST

                                      OF

                             MRM CAPITAL TRUST II


          This Certificate of Trust of MRM Capital Trust II (the "Trust"), dated February 3, 2000, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S) 3801, et seq.) (the "Act").
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          1.   Name. The name of the business trust formed by this Certificate
               ----
of Trust is MRM Capital Trust II.

          2.   Delaware Trustee. The name and business address of the trustee
               ----------------
of the Trust with its principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801,
Attention: Corporate Trust Administration.

          3.   Effective Date. This Certificate of Trust shall be effective
               --------------
upon filing with the Secretary of State of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                CHASE MANHATTAN BANK DELAWARE, not
                                in its individual capacity but solely as trustee


                                By:   /s/ Denis Kelly
                                      ____________________________________
                                      Name: Denis Kelly
                                      Title: Assistant Vice President


                                CHASE MANHATTAN TRUST COMPANY,
                                NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee


                                By:   /s/ Karen Vera
                                      ____________________________________
                                      Name: Karen Vera
                                      Title: Assistant Vice President